Exhibit 99


FOR IMMEDIATE RELEASE

Editorial Contact:                                   Investor Contact:
Susan Richards                                       Stephen Russo
Sundog Technologies                                  Sundog Technologies
801-501-7107                                         801-501-7100
susan.richards@sundog.com                            steve.russo@sundog.com

                       SUNDOG(TM) COMPLETES ACQUISITION OF
                         ENSIGN(TM) INFORMATION SYSTEMS

Acquisition  Thrusts  Sundog  into the  Expanding  ASP  Market as an  Innovative
                  Provider of Business Processes Applications

SALT LAKE CITY, UT--November 13, 2000--Sundog Technologies Inc. [OTC:SUDG], a leader in data access and distribution solutions, today announced it has completed the asset acquisition of Ensign Information Systems, a leading-edge application developer with totally integrated, business-to-business (B2B) computing solutions. This acquisition makes Sundog the technological leader in hosted business processes applications for the automotive dealership market and gives Sundog a rapid entry point into the expanding Application Service Provider
(ASP) market. The intention to purchase Ensign was previously announced on September 25, 2000.

The acquisition was structured as a stock for asset transaction where Sundog issued Ensign shares of common stock in exchange for substantially all of Ensign's assets, including intellectual property. The transaction was structured and intended to be non-dilutive to Sundog shareholders.

"The combination of Ensign's state-of-the-art B2B solution and Sundog's innovative data distribution technology translates into even better solutions with more functionality for customers," said Alan Rudd, president and CEO, Sundog Technologies. " It also gives Ensign an experienced sales and marketing team, and Sundog gains a specific, ready-made target market to begin to introduce our future mobile computing applications."

                                   . . . more

The acquisition brings to Sundog an expanded customer base and highly skilled technical people that can continue to keep all products on the cutting edge of technology. Sundog will continue to set new standards by offering solutions that combine the capabilities of both product lines such as applications that mobilize the workforce with the information they need to be more competitive using handheld devices.

Ensign offers a new information solution to organizations that need to integrate all their critical business functions such as finance, accounting, sales, service, portfolio management and human resources. It is a non-proprietary, modular solution designed to accommodate the needs of small and large organizations alike. It is offered as a shrink wrapped license or as an ASP service, utilizing IBM as the platform provider. The Ensign solution is seamlessly integrated with a real-time retail Web presence and offers a true e-business solution on both fronts--retail and B2B. Ensign is well known for excellent customer service that is unequaled in their market segment.

"This dramatically expands Ensign's capabilities in all areas of the business," said Richard Holland, president, Ensign. "This merger will allow us to roll out our new ASP model to a broader base of clients who need to integrate their business but previously could not afford to do it. We are also excited about being able to offer our clients mobile computing solution in the near future that can further their competitive advantage."

Sundog has regional offices throughout the US. For specific locations and contact information for regional manager go to www.sundog.com. For more information about Sundog or to inquire about Ensign solutions call 801-501-7100 or send email to info@sundog.com.

About Ensign

Ensign Information Systems has been developing leading edge business process applications since 1994. Ensign's solutions have revolutionized back office process integration, including business-to-business (B2B) processes. Ensign leads the market in technologically superior e-business solutions for automotive dealers that fully integrate back office solutions with a retail Web presence. Ensign is a premier Application Service Provider (ASP), and as an IBM Business Provider, they are the leader in IBM-based automotive dealer solutions. For more information on products and professional services call 801-365-0103.

About Sundog

Founded in 1996, Sundog Technologies is a public company and a leader in enterprise data movement and management solutions. Sundog is the creator of the Universal Update(TM) product family that is based on unique patented technologies. These products extract, replicate and move data into formats that can be easily used in enterprise mobile computing, document distribution and business-to-business environments. Sundog also has expertise in data security, application integration and database development. For more information visit the Sundog Web site at www.sundog.com.

                                       ##

 This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve known or unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such risks and uncertainties include the possibilities that Sundog and Ensign will not be able to integrate their products, employees or management, that each company's markets and customers will not be receptive to the products of the other, and that any stand-alone integrated products will not be received by the target markets or will prove technologically inferior to competing products. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

                                      # # #


Sundog and Universal Update are trademarks of Sundog Technologies, Inc. All other trademarks and registered trademarks are the property of their respective owners.